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                                   EXHIBIT 1

                     Government Technology Services, Inc.

                            1996 STOCK OPTION PLAN

               Nonqualified Stock Option Agreement for Employees


        Government Technology Services, Inc., a Delaware corporation (the "Company"), hereby grants to Dendy Young (the "Optionee") an option to purchase a total of 100,000 shares of Common Stock (the "Shares") of the Company, at the price and on the terms set forth herein, and in all respects subject to the terms and provisions of the Company's 1996 Stock Option Plan (the "Plan") applicable to nonqualified stock options, which terms and provisions are hereby incorporated by reference herein. Unless the context herein otherwise requires, the terms defined in the Plan shall have the same meanings herein.

        1. Nature of the Option. This Option is intended to be a nonqualified stock option and is not intended to be an incentive stock option within the
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meaning of Section 422 of the Internal Revenue Code of 1986, as amended (the
"Code"), or to otherwise qualify for any special tax benefits to the Optionee.

        2. Date of Grant; Term of Option. This Option is granted as of August 3, 1999 (the "Grant Date"), and it may not be exercised later than August 3, 2006.

        3. Exercise Price. The exercise price is $4.00 per Share, which price is not less than 100% of the Fair Market Value thereof on the Grant Date.

        4. Method of Payment. The consideration to be paid for the Shares to be issued upon exercise of this Option and to be paid to satisfy any withholding tax obligation incident thereto, including the method of payment, may consist entirely or in any combination of cash, check, a commitment to pay by a broker, or such other payment method or combination thereof as set forth in Section 7(d) of the Plan.

        5. Exercise of Option. This Option shall be exercisable during its term only in accordance with the terms and provisions of the Plan and this Option as follows:

            (a) This Option shall vest and be exercisable cumulatively in four equal annual installments, the first installment occurring immediately upon the date of grant and the remaining installments occurring upon each subsequent anniversary of the date of grant. An Optionee who has been in continuous service with the Company since the grant of this Option may exercise the exercisable portion of his or her Option in whole or in part at any time during his or her employment. However, an Option may not be exercised for a fraction of a Share. In the event of the termination of the Optionee's service as an Employee or disability or death, the provisions of Sections 7 or 8 below shall apply to the right of the Optionee to exercise this Option.

            (b) This Option shall be exercisable by written notice which shall state the election to exercise this Option, the number of Shares in respect to which this Option is being exercised and such other representations and agreements as may be required by the Company hereunder or pursuant to the provisions of the Plan. Such written notice shall be signed by the Optionee and shall be delivered in person or by certified mail to the Secretary of the Company or such other person as may be designated by the Company. The written notice shall be accompanied by payment of the purchase price and associated withholding taxes as set forth in Section 4 above, and an executed Notice of Exercise of Stock Option in the form attached hereto. The certificate or certificates for the Shares as to which this Option is exercised shall be registered in the name of the Optionee.

            (c) No rights of a stockholder shall exist with respect to the Shares under this Option as a result of the grant of this Option or the exercise of this Option. Such rights shall exist only after issuance of a stock certificate in accordance with Section 8.h. of the Plan.

        6. Restrictions on Exercise. This Option may not be exercised if the issuance of Shares upon Optionee's exercise would constitute a violation of any applicable Federal or state securities law or other applicable law or regulation. As a condition to the exercise of this Option, the Company may require the Optionee to make any representation and warranty to the Company as may be required by any applicable law or regulation.

        7. Termination of Employment. If the Optionee ceases to serve as an Employee for any reason other than death or permanent and total disability (within the meaning of Section 22(e)(3) of the Code) and thereby terminates his or her
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Continuous Status as an Employee, the Optionee shall have the right to exercise this Option at any time within three months after the date of such termination to the extent that the Optionee was entitled to exercise this Option at the date of such termination, subject to Section 8.e. of the Plan. To the extent that the Optionee was not entitled to exercise this Option at the date of termination, or to the extent this Option is not exercised within the time specified herein, this Option shall terminate. Notwithstanding the foregoing, this Option shall not be exercisable after the expiration of the term set forth in Section 2 hereof.

     8. Death or Disability. If an Optionee's Continuous Status as an Employee ceases due to death or permanent and total disability (within the meaning of Section 22(e)(3) of the Code) of the Optionee, this Option may be exercised within six months following the date of death or termination of employment due to permanent or total disability (subject to any earlier termination of this Option as provided by its terms), by the Optionee in the case of permanent or total disability, or in the case of death by the Optionee's estate or by a person who acquired the right to exercise this Option by bequest or inheritance, but in any case only to the extent the Optionee was entitled to exercise this Option at the date of his or her termination of employment by death or permanent and total disability. To the extent that he or she was not entitled to exercise such Option at the date of his or her termination of employment by death or permanent and total disability, or if he or she does not exercise such Option (which he or she was entitled to exercise) within the time specified herein, this Option shall terminate. Notwithstanding the foregoing, this Option shall not be exercisable after the expiration of the term set forth in Section 2 hereof.

     9. Tax Withholding Upon Exercise of Option. The Company reserves the right to withhold, in accordance with any applicable laws, from any consideration payable to Optionee any taxes required to be withheld by Federal, state or local law as a result of the grant or exercise of this Option or the sale or other disposition of the Shares issued upon exercise of this Option. If the amount of any consideration payable to the Optionee is insufficient to pay such taxes or if no consideration is payable to the Optionee, upon the request of the Company, the Optionee shall pay to the Company in cash an amount sufficient for the Company to satisfy any Federal, state or local tax withholding requirements it may incur as a result of the grant or exercise of this Option, or the sale or other disposition of the Shares issued upon the exercise of this Option.

     10. Nontransferability of Option. This Option may not be sold, pledged, assigned, hypothecated, gifted, transferred or disposed of in any manner, either voluntarily or involuntarily by operation of law, other than by will or by the laws of descent or distribution, or, if permitted of Options granted under Rule 16bB3, transfer between spouses incident to a divorce. Subject to the foregoing and the terms of the Plan, the terms of this Option shall be binding upon the executors, administrators, heirs, successors and assigns of the Optionee.

     11. No Right of Employment. Neither this Plan nor any Option granted hereunder shall confer upon any Optionee any right to continue to serve as an Employee of the Company or limit in any respect the right of the Company to discharge the Optionee at any time, with or without cause and with or without notice.

     12. Miscellaneous.

         (a) Successors and Assigns.  This Option Agreement shall bind and
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inure only to the benefit of the parties to this Option Agreement (the
"Parties") and their respective successors and assigns.

         (b) No Third-Party Beneficiaries.  Nothing in this Option Agreement is
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intended to confer any rights or remedies on any persons other than the Parties and their respective successors or assigns. Nothing in this Option Agreement is intended to relieve or discharge the obligation or liability of third persons to any Party. No provision of this Option Agreement shall give any third person any right of subrogation or action over or against any Party.

         (c)  Amendments.
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              (i)  The Company reserves the right to amend the terms and provisions of this Option without the Optionee's consent to comply with any Federal or state securities law.

              (ii) Except as specifically provided in subsection (i) above, this Option Agreement shall not be changed or modified, in whole or in part, except by supplemental agreement signed by the Parties. Any Party may waive compliance by any other Party with any of the covenants or conditions of this Option Agreement, but no waiver shall be binding unless executed in writing by the Party making the waiver. No waiver or any provision of this Option Agreement shall be deemed, or shall constitute, a waiver of any other provision, whether or not similar, nor shall any waiver constitute a continuing waiver. Any consent or notice under this Option Agreement shall be in writing and shall be effective only to the extent specifically set forth in such writing.

         (d) Governing Law.  To the extent that Federal laws do not otherwise
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control, the Plan and all determinations made or actions taken pursuant hereto shall be governed by the laws of the Commonwealth of Virginia, without regard to the conflict of laws rules thereof.
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         (e) Severability.  If any provision of this Option Agreement or the
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application of such provision to any person or circumstances is held invalid or unenforceable, the remainder of this Option Agreement, or the application of such provision to persons or circumstances other than those as to which it is held invalid or unenforceable, shall not be affected thereby.

         (f) Optionee Representation.  Optionee acknowledges receipt of the
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Plan and hereby accepts the grant of this Option subject to all the terms and provisions thereof.

        IN WITNESS WHEREOF, this Option Agreement has been duly executed on behalf of the Company by an authorized representative of the Company and by the Optionee and is dated as of the Grant Date.

Government Technology Services, Inc.          Optionee


By:                                           Signature:
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Name: Judith B. Kassel                        Address:
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Title: Vice President & General Counsel
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                  [GOVERNMENT TECHNOLOGY SERVICES, INC. LOGO]


                     Government Technology Services, Inc.

                      NOTICE OF EXERCISE OF STOCK OPTION
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                        (Please print legibly or type)


     I, Dendy Young ("Optionee"), hereby agree, represent and warrant to Government Technology Services, Inc. (the "Company") as follows:

     1. On August 3, 1999, I was granted a Stock Option (the "Option") pursuant to the Company's 1996 Stock Option Plan (the "Plan").

     2. Pursuant to the Option, I was granted the right to purchase 100,000 shares of the Company's Common Stock, subject to adjustment in accordance with the Plan (the "Optioned Shares").

     3. I am eligible to exercise the Option to the extent that I am exercising the Option.

     4. I hereby elect to exercise the Option to purchase __________ of such Optioned Shares (the "Shares") under the Stock Option Agreement evidencing said Option at $4.00 per Share, for an aggregate purchase price of $__________.

     5. This Notice of Exercise of Stock Option is accompanied by payment in full for the Shares and withholding tax in the form of cash, a check or any combination thereof.

     6. In connection with my exercise of the Option, I have received a copy of the Company's Prospectus relating to the Company's Common Stock issuable under the Plan.


Dated:
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                                             Signature of Optionee

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Social Security Number                       Address

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                                             City, State, Zip


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Received on behalf of Government Technology Services, Inc. on ________________.


                                             Signature:
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                                             Print Name:
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